EXHIBIT 10.48

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (this “Agreement”), dated as of July 22, 2005, is made between Ciphergen Biosystems, Inc., a Delaware corporation (“Grantor”), and Quest Diagnostics Incorporated, a Delaware corporation (“Secured Party”).

Grantor and Secured Party hereby agree as follows:

SECTION 1            Definitions; Interpretation.

(a)           Terms Defined in Credit Agreement.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or the Strategic Alliance Agreement, as applicable.

(b)           Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Credit Agreement” means that certain Credit Agreement dated as of the date hereof between Grantor, as borrower, and Secured Party, as lender, as amended, modified, renewed, extended or replaced from time to time.

“Documents” means this Agreement, the Credit Agreement, the Notes, and all other certificates, documents, agreements and instruments delivered to Secured Party under the Credit Agreement.

“Event of Default” has the meaning set forth in Section 9.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Notes” means those certain promissory notes entered into from time to time by Grantor, as maker, in favor of Secured Party, as payee, under and in accordance with the terms of the Credit Agreement, each as amended, modified, renewed, extended or replaced from time to time.

“Obligations” means the indebtedness, liabilities and other obligations of Grantor to Secured Party under or in connection with this Agreement, the Credit Agreement, and the other Documents, including, without limitation, all unpaid principal of the Notes, all interest accrued thereon, all fees and all other amounts payable by Grantor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Grantor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.  For clarity, the term “Obligations” shall not include any liabilities or other obligations under the Strategic Alliance Agreement, the Stock Purchase Agreement,

the Observer Rights Agreement, or any Supply Agreement or technology escrow agreement entered into in accordance with Article 9 of the Strategic Alliance Agreement.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“PTO” means the United States Patent and Trademark Office.

“Strategic Alliance Agreement” means that certain Strategic Alliance Agreement effective of even date herewith between Grantor and Secured Party, as amended from time to time.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c)           Terms Defined in UCC.  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)           Interpretation.  In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2            Security Interest.

(a)           Grant of Security Interest.  As security for the payment and performance of the Obligations, Grantor hereby assigns, transfers and conveys to Secured Party, and grants a security interest in and mortgage to Secured Party, all of Grantor’s right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Grantor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):

(i)            all Biomarker Patents claiming Biomarkers that are (i) expected to be used in the Licensed Laboratory Test, Test Kit or Propriety Supplies that are the subject of the related Development Program, domestic or foreign, owned by Grantor (solely or jointly with others) or (ii) otherwise directed to the Applications described on Schedule B, including those Biomarker Patents described in Schedule B, as may be modified from time to time as described in Sections 2(c), 5(k) or 5(l) below (the “Secured Patent Rights”), together with all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part of such thereof;

(ii)           all commercial tort claims associated with or arising out of the properties and assets described in this Section 2(a);

(iii)          all accounts, all intangible intellectual or other similar property and other general intangibles associated with or arising out of any of the properties and assets described in this Section 2(a) and not otherwise described above, including all license payments and payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the properties and assets described in this Section 2(a); and

(iv)          all products, proceeds and supporting obligations of or with respect to any and all of the properties and assets described in this Section 2(a).

(b)           Continuing Security Interest.  Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 14.

(c)           Substitution of Collateral.  Provided no Event of Default has occurred and is continuing, Grantor may from time to time propose the substitution of certain of the Secured Patent Rights within the Collateral with other Biomarker Patents (the “Substitute Patent Rights”) in accordance with the terms of this Section 2(c) below.  In such event, Grantor shall provide written notice to Secured Party referencing this Section 2(c), which notice shall:  (i) identify the Secured Patent Rights to be substituted, (ii) identify in reasonable detail the proposed Substitute Patent Rights, together with a copy of the corresponding issued patent(s) or patent application(s) (which in the case of non-published patent applications shall be deemed to be the Confidential Information of Grantor), (iii) provide a valuation calculation for the proposed Substitute Patent Rights, calculated in the same manner as was used in determining the valuation of the Secured Patent Rights as of the Effective Date (as shared between the parties), which valuation calculation shows a dollar value for the proposed Substitute Patent Rights greater than the dollar value for the Secured Patent Rights to be substituted.   Secured Party shall have twenty (20) business days to notify Grantor of its acceptance or rejection of the proposed Subsitute Patent Rights.  Secured Party may reject the proposed Secured Patent Rights by written notice to Grantor if Secured Party in its reasonable judgment determines that (x) the dollar value of the proposed Substitute Patent Rights identified in the value calculation is less than the dollar value of the Secured Patent Rights to be substituted, or (y) the proposed Substitute Patent Rights do not constitute reasonably equivalent collateral for any other reason.  If Secured Party does not accept the proposal within such twenty (20) day period, then such proposal shall be deemed rejected. If Secured Party accepts such proposal, Secured Party hereby agrees to modify, amend, and supplement Schedule B to (A) remove the Secured Patent Rights described in the applicable notice as required in clause (i) above (B) include the Substitute Patent Rights described in such notice as required in clause (ii) above and (C) release the Lien with respect to the such Secured Patent Rights so removed.  Notwithstanding the foregoing provisions of this Section 2(c) and for clarity, Grantor may not substitute any Secured Patent Rights that are Biomarker Patents claiming Biomarkers used in or expected to be used in any Licensed Laboratory Test, Test Kit or Proprietary Supplies that are subject of a Development Program without the prior written consent of Secured Party, which consent may be withheld at the sole discretion of Secured Party.

(d)           Additional Collateral.  In the event that Grantor fails to timely meet any development milestone specified in the applicable Development Program under the Strategic Alliance Agreement and, at the time of such failure, the total value of the Collateral (calculated in the same manner as was used in determining the valuation of the Secured Patent Rights as of the Effective Date (as shared between the parties)) equals less than 150% of the total principal and interest then outstanding under the Credit Agreement (the “Minimum Collateral Value”), then Secured Party shall have the right to require Grantor to include additional Biomarker Patents (reasonably acceptable to Secured Party) within the Collateral under this Agreement in accordance with the terms of this Section 2(d) such that the total value of the existing Collateral and such additional Collateral meets the Minimum Collateral Value.  In such event, Secured Party shall provide Grantor written notice referencing this Section 2(d) together with a third party valuation calculation of the then-existing Collateral and a statement of the shortfall in Collateral value from the Minimum Collateral Value.  No later than thirty (30) days after receipt of such written request for such additional Collateral, Grantor shall take all actions reasonably necessary to include such additional Collateral under this Agreement and subject the same to the liens in favor of Secured Party as provided hereunder.

SECTION 3            Financing Statements, Etc.  Grantor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and Grantor hereby authorizes Secured Party to file (with or without Grantor’s signature), at any time and from time to time thereafter, all financing statements, assignments of financing statements, continuation financing statements, termination statements and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, Grantor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

SECTION 4            Representations and Warranties.  Grantor represents and warrants to Secured Party that:

(a)           Grantor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)           The execution, delivery and performance by Grantor of this Agreement have been duly authorized by all necessary action of Grantor, and this Agreement constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

(c)           No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Grantor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

(d)           Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule A; and Grantor’s exact legal name is as set forth in the first paragraph of this Agreement.

(e)           Grantor has rights in or the power to transfer the Collateral and Grantor is the sole and complete owner, joint owner or exclusive licensor of the Collateral, free from any Lien other than Permitted Liens.

(f)            A true and correct list of all of the existing Collateral consisting of U.S. patents and patent applications and/or registrations owned or licensed by Grantor, in whole or in part, directed to Biomarkers that are expected to be used in any Licensed Laboratory Test or Test Kit involving the Applications is set forth in Schedule B.

SECTION 5            Covenants.  So long as any of the Obligations remain unsatisfied, Grantor agrees, except as otherwise permitted in the Strategic Alliance Agreement, that:

(a)           Grantor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the

Collateral, and shall do and perform all commercially reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b)           Grantor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c)           Grantor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of:  (i) any change in the location of Grantor’s chief executive office or principal place of business; (ii) any change in its name; (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iv) any change in its registration as an organization (or any new such registration); or (v) any change in its jurisdiction of organization; provided that Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(d)           Grantor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing Secured Party’s security interest hereunder.

(e)           Grantor shall keep the Collateral free of all Liens, except Permitted Liens.

(f)            Grantor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(g)           Grantor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Credit Agreement.

(h)           Grantor shall at any reasonable time and from time to time permit Secured Party to visit the Premises of Grantor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Grantor related to the Collateral.

(i)            Grantor shall (i) notify Secured Party of any material claim made or asserted against the Grantor or the Collateral by any Person and of any other event which could materially adversely affect the value of the Collateral or Secured Party’s Lien thereon; (ii) furnish to Secured Party such information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Grantor is entitled to make in respect of the Collateral.

(j)            At such time as Secured Party makes a Development Election with respect to a Plan, Grantor (i) shall promptly notify Secured Party thereof of all Biomarker Patents claiming Biomarkers that are expected to be used in the Licensed Laboratory Test, Test Kit or Propriety Supplies that are the subject of the related Development Program and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule B from time to time to include any such Biomarker Patents and make all necessary or appropriate filings as provided in this Agreement with respect thereto. To the extent that a Development Election is made with respect to an Application other than an Application for which Biomarker Patents claiming Biomarkers directed to such Application are listed in Schedule B, then at the time that Schedule B is modified, amended or supplement to include the Biomarker Patents claiming Biomarkers that are expected to be used in any Licensed Laboratory Test, Test Kit or Proprietary Supplies that are the subject of the related Development Program as provided in this Section 5(j) above, upon written request of Grantor, the Secured Party shall release the Lien with respect to all Biomarker Patents claiming Biomarkers for one Application then listed in Schedule B and designated by Grantor in such request that is not subject of a Development Election.

(k)           If and when Grantor shall obtain rights to any new Biomarker Patents claiming Biomarkers used in or expected to be used in any Licensed Laboratory Test, Test Kit or Proprietary Supplies that are subject of a Development Program or otherwise acquire of become entitled to the benefit of, or apply for registration of, any of the foregoing, in each case that would constitute Collateral, Grantor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule B from time to time to include any of the foregoing Biomarker Patents and make all necessary or appropriate filings as provided in this Agreement with respect thereto.  Without limiting Grantor’s obligations under Section 5(j) or this Section 5(k), Grantor authorizes Secured Party to modify this Agreement by amending Schedule B to include any such new Biomarker Patents as expressly provided herein.  Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule B shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule B, subject to the second to last sentence of Section 2(c) and the last sentence of Section 5(j).

(l)            Nothing contained herein shall prohibit Grantor from entering into any agreement in the ordinary course of business (including any license or royalty agreement with any third party) pertaining to any of its patents in a manner that would not violate the terms of the Strategic Alliance Agreement.  Notwithstanding any provision to the contrary contained herein, in the Credit Agreement or in the Strategic Alliance Agreement, in no event shall Grantor abandon any patent or patent application (or fail to prosecute any patent application) constituting Collateral without the prior written consent of Secured Party.

SECTION 6            Further Acts.  On a continuing basis, Grantor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be reasonably requested by Secured Party to perfect the security interest granted hereby or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO and/or any applicable state office.  Secured Party may record this Agreement, an abstract thereof, or any other document describing Secured Party’s interest in the Collateral with the PTO, at the expense of Grantor.

SECTION 7            [Reserved]

SECTION 8            Authorization; Secured Party Appointed Attorney-in-Fact.  Secured Party shall have the right to, in the name of Grantor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Grantor, and Grantor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Grantor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral; and (ii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement.  Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clause (ii).  The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full.  Grantor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 8.

SECTION 9            Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)           An Event of Default shall occur and be continuing under the Credit Agreement.

(b)           Grantor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by the Credit Agreement, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (b).

(c)           Any material impairment in the validity or priority of Secured Party’s Lien hereunder.

(d)           Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn within thirty (30) days of such event.

SECTION 10          Remedies.

(a)           Upon the occurrence and continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.  Without limiting the generality of the foregoing, (i) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (ii) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party.  Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby releases, to the extent permitted by law.  Secured Party shall give Grantor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b)           Solely for the purpose of enabling Secured Party to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, Grantor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense any intellectual property Collateral.

(c)           Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Grantor.  Grantor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations.  Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  Secured Party may sell the Collateral without giving any warranties as to the Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  If Secured Party sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Grantor shall be credited with the proceeds of the sale.

(d)           The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 14 hereof; and second, to the payment of the Obligations.  Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Grantor or otherwise disposed of in accordance with the UCC or other applicable law.  Grantor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11          Certain Waivers.  Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12          Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, Secured Party and their respective successors and assigns as permitted under the Strategic Alliance Agreement and shall bind any Person who becomes bound as a debtor to this Agreement.  Grantor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as specifically permitted by the Credit Agreement or the Strategic Alliance Agreement.  Any such purported assignment, transfer, hypothecation or other conveyance by Grantor not so permitted shall be void.

SECTION 13          Notices.  All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and delivered in accordance with the terms of the Strategic Alliance Agreement.

SECTION 14          Costs and Expenses.

(a)           Grantor agrees to pay on demand all reasonable costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, the Credit Agreement and the Notes, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of sales and collections of Collateral.

(b)           Any amounts payable to Secured Party under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Credit Agreement or any Note.

SECTION 15          [Reserved]

SECTION 16          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Delaware.

SECTION 17          Amendment; Conflict.  This Agreement is subject to modification only by a writing signed by the parties, except as provided herein.  To the extent that any provision of this Agreement conflicts with any provision of the Credit Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Credit Agreement.

SECTION 18          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 19          Termination.  Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence termination of all such security interests given by Grantor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.

SECTION 20          Conflicts.  In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, the terms of this Agreement shall control.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

Grantor

CIPHERGEN BIOSYSTEMS, INC.

By:	/s/ William E. Rich
Name:	William E. Rich
Title:	President and Chief Executive Officer

Secured Party

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Catherine T. Doherty
Name:	Catherine T. Doherty
Title:	Vice President, Office of the Chairman

[Signature page to Patent Security Agreement]

SCHEDULE A
to the Patent Security Agreement

1.             Chief Executive Office and Principal Place of Business:

6611 Dumbarton Circle
Fremont, California 94555

A-1

SCHEDULE B
to the Patent Security Agreement

Applications as of the Effective Date:  (i) Ovarian Cancer, (ii) Breast Cancer, (iii) Liver Cancer, (iv) Prostate Cancer and (v) Alzheimer’s Disease.

	Ciphergen File No.	Ctry	Genealogy	Serial No.	Filing Date	Inventors	Status/Expected Actions	Ownership

Application: OVARIAN CANCER

1	USE OF BIOMARKERS FOR DETECTING OVARIAN CANCER				2002	Chan et al.		Johns Hopkins University and Ciphergen Biosystems

	71699-58368 P (E&A)	US	ORIGINAL FILING	60/401,837	Aug 06, 2002	Daniel W. CHAN	EXPIRED
	71699-58368 P2 (E&A)	US	Related to 60/401,837	60/441,727	Jan 21, 2003	Daniel W. CHAN, Zhen ZHANG, and Eric T. FUNG	EXPIRED
	71699-58368 P3 (E&A)	US	Related to 60/401,837 and 60/441,727	60/460,342	Apr 04, 2003	Daniel W. CHAN, Zhen ZHANG, and Eric T. FUNG	EXPIRED
	71699-58368 PC (E&A)	WO	Based on 60/401,837, 60/441,727, and 60/460,342	PCT/US2003/ 24659	Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	NATIONAL PHASE
	71699-58368 PC-2 (E&A)	WO	Based on 60/401,837, 60/441,727, and 60/460,342	PCT/US2003/ 24636	Aug 06, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	ABANDONED
	71699-58368 AU (E&A)	AU	Based on PCT/US2003/ 024659	2003256858	Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING

Ciphergen File No.	Ctry	Genealogy	Serial No.	Filing Date	Inventors	Status/Expected Actions	Ownership

71699-58368 CA (E&A)	CA	Based on PCT/US2003/ 024659		Jan 27, 2005	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING
71699-58368 CN (E&A)	CN	Based on PCT/US2003/ 024659		Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING
71699-58368 EP (E&A)	EP	Based on PCT/US2003/ 024659	03767259.9	Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING
71699-58368 EP-2 (E&A)	EP	Based on PCT/US2003/ 24636 (PC-2)	03767254.0	Aug 06, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	ABANDONED
71699-58368 IL (E&A)	IL	Based on PCT/US2003/ 024659	166118	Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING
71699-58368 JP (E&A)	JP	Based on PCT/US2003/ 024659		Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING
71699-58368 KR (E&A)	KR	Based on PCT/US2003/ 24659	10-2005-7001536	Jan 27, 2005	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING
71699-58368 NZ (E&A)	NZ	Based on PCT/US2003/ 024659	538236	Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING
71699-58368 US (E&A)	US	Based on 60/401,837, 60/441,727, and 60/460,342	10/635,308	Aug 05, 2003	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	PENDING

2	USE OF BIOMARKERS FOR THE DETECTION OF OVARIAN CANCER				2004	Chan et al.		Johns Hopkins University and Ciphergen Biosystems

	71699-61154 P (E&A)	US	ORIGINAL FILING	60/558,422	Mar 31, 2004	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG, and Xiao-Ying MENG	EXPIRED
	71699-61154 P2 (E&A)	US	Based on 60/558,422	60/632,474	Dec 01, 2004	Daniel W. CHAN, Zhen ZHANG, and Eric T. FUNG [Xiao-Ying MENG to be added]	EXPIRED
	71699-61154 PCT (E&A)	WO	Based on 60/558,422 and 60/632,474	PCT/US05/	Mar 31, 2005	Daniel W. CHAN, Zhen ZHANG, Eric T. FUNG , and Xiao-Ying MENG	PENDING; enters national phase by 9/30/06

3	BIOMARKER FOR OVARIAN AND ENDOMETRIAL CANCER: HEPCIDIN				2005	Fung et al.		Johns Hopkins University, M.D. Anderson Cancer Research Center, and Ciphergen Biosystems
	71699-62959 P (E&A)	US	ORIGINAL FILING	60/662,090	Mar 11, 2005	Eric T. FUNG, Robert BAST, Zhen ZHANG, Daniel W. CHAN, Charlotte CLARKE, Xiao-Ying MENG, and Jin SONG	PENDING; regular and PCT applications due 3/10/06

4	BIOMARKERS FOR OVARIAN CANCER				2005	Fung et al.		The University of Kentucky and Ciphergen Biosystems

	016866-018400 US	US	ORIGINAL FILING	60/	Jun 24, 2005	Eric FUNG, Frederick Rand UELAND, J.R. VAN NAGELL, Paul Duane DEPRIEST, and Andre Thomas BARON	PENDING; regular and PCT applications due 6/23/06

Application: BREAST CANCER

1	BIOMARKERS FOR BREAST CANCER				2004	Li et al.		The Johns Hopkins University and Ciphergen Biosystems

	71699-61849 P (E&A)	US	ORIGINAL FILING	60/610,769	Sep 17, 2004	Jinong LI, Carolyn Nicole WHITE, Zhen ZHANG, Daniel W. CHAN, Eric Thomas FUNG, and Xiao-Ying MENG	PENDING; regular and PCT applications due 9/16/05

2	BIOMARKERS FOR BREAST CANCER				2005	GONÇALVES et al.		Ciphergen Biosystems and Institute Calmettes

	035394-003800 US	US	ORIGINAL FILING	60/	Jun 21, 2005	Anthony GONÇALVES, Jean-Paul BORG, Eric FUNG, and Xiao-Ying MENG	PENDING; regular and PCT applications due by 6/20/06

Application: LIVER CANCER

1	SERUM BIOMARKERS IN HEPATOCELLULAR CARCINOMA				2002	Yip et al.		The Chinese University of Hong Kong and Ciphergen Biosystems

	035394-001600 US	US	ORIGINAL FILING	60/370,239	Apr 08, 2002	Tai-Tung YIP, Terence POON, Philip JOHNSON, Victor F. YIP, and Christine L. YIP	EXPIRED
	035394-001610 PC	WO	Based on 60/370,239	PCT/US2003/ 10489	Apr 07, 2003	Tai-Tung YIP, Terence POON, Philip JOHNSON, Victor F. YIP, Christine L. YIP, and Anthony CHAN	NATIONAL PHASE
	035394-001610 CN	CN	Based on PCT/US03/10489	03809631.5	Oct 29, 2004	Tai-Tung YIP, Terence POON, Philip JOHNSON, Victor F. YIP, Christine L. YIP, and Anthony CHAN	PENDING
	035394-001610 EP	EP	Based on PCT/US03/10489	03746616.6	Apr 07, 2003	Tai-Tung YIP, Terence POON, Philip JOHNSON, Victor F. YIP, Christine L. YIP, and Anthony CHAN	PENDING
	035394-001610 HK	HK	Based on		Apr 07, 2003	Tai-Tung YIP, Terence POON, Philip JOHNSON, Victor F. YIP, Christine L. YIP, and Anthony CHAN	PENDING
	035394-001610 JP	JP	Based on PCT/US03/10489	2003-583463	Oct 06, 2004	Tai-Tung YIP, Terence POON, Philip JOHNSON, Victor F. YIP, Christine L. YIP, and Anthony CHAN	PENDING
	035394-001610 US	US	Based on PCT/US03/10489	10/508,781	Sep 23, 2004	Tai-Tung YIP, Terence POON, Philip JOHNSON, Victor F. YIP, Christine L. YIP, and Anthony CHAN	PENDING

Application: PROSTATE CANCER

1	PROSTATE CANCER MARKER PROTEINS				1999	Yip et al.	PENDING	Ciphergen Biosystems

	016866-003800 US	US	ORIGINAL FILING	60/158,422	Oct 07, 1999	Tai-Tung YIP and Christine L. YIP	EXPIRED
	016866-003810 PC	WO	CIP of 60/158,422 (003800US)	PCT/US2000/ 27682	Oct 06, 2000	Tai-Tung YIP, Christine L. YIP, and George L. WRIGHT, Jr.	NATIONAL PHASE

	016866-003810 CA	CA	Based on PCT/US00/27682	2386669	Oct 06, 2000	Tai-Tung YIP, Christine L. YIP, and George L. WRIGHT, Jr.	PENDING
	016866-003810 EP	EP	Based on PCT/US00/27682	00968823.5	Oct 06, 2000	Tai-Tung YIP, Christine L. YIP, and George L. WRIGHT, Jr.	PENDING
	016866-003810 JP	JP	Based on PCT/US00/27682	2001-528702	Oct 06, 2000	Tai-Tung YIP, Christine L. YIP, and George L. WRIGHT, Jr.	PENDING
	016866-003810 US	US	Based on PCT/US00/27682	10/088,970	Jul 19, 2002	Tai-Tung YIP, Christine L. YIP, and George L. WRIGHT, Jr.	PENDING

Application: ALZHEIMER’S DISEASE

1	BIOMARKERS FOR ALZHEIMER’S DISEASE				2003	Davies et al.	PENDING	Goteborg University and Ciphergen Biosystems

	016866-011500 US	US	ORIGINAL FILING	60/518,360	Nov 07, 2003	Huw Alun DAVIES, James Norton McGUIRE, Anja Hviid SIMONSEN, and Kaj BLENNOW	EXPIRED
	016866-011510 US	US	Related to 60/518,360	60/526,753	Dec 02, 2003	Huw Alun DAVIES, James Norton McGUIRE, Anja Hviid SIMONSEN, Kaj BLENNOW, and Vladimir N. PODUST	EXPIRED
	016866-011520 US	US	Related to 60/518,360 and 60/526,753	60/547,250	Feb 23, 2004	Huw Alun DAVIES, James Norton McGUIRE, Anja Hviid SIMONSEN, Kaj BLENNOW, and Vladimir N. PODUST	EXPIRED
	016866-011530 US	US	Related to 60/518,360, 60/526,753, and 60/547,250	60/572,617	May 18, 2004	Huw Alun DAVIES, James Norton McGUIRE, Anja Hviid SIMONSEN, Kaj BLENNOW, and Vladimir N. PODUST	EXPIRED

	016866-011540 US	US	Related to 60/518,360, 60/526,753, 60/547,250, and 60/572,617	60/586,503	Jul 08, 2004	Huw Alun DAVIES, James Norton McGUIRE, Anja Hviid SIMONSEN, Kaj BLENNOW, and Vladimir N. PODUST	EXPIRED
	016866-011550 PC	WO	Related to 60/518,360, 60/526,753, 60/546,423 (012600), 60/547,250, 60/558,896 (012610), 60/572,617, and 60/586,503	PCT/US2004/ 37994	Nov 06, 2004	Huw Alun DAVIES, James Norton McGUIRE, Anja Hviid SIMONSEN, Kaj BLENNOW, and Vladimir N. PODUST	PENDING; enters national phase on 5/7/06
	016866-011550 US	US	Related to 60/518,360, 60/526,753, 60/546,423 (012600), 60/547,250, 60/558,896 (012610), 60/572,617, and 60/586,503	10/982,545	Nov 06, 2004	Huw Alun DAVIES, James Norton McGUIRE, Anja Hviid SIMONSEN, Kaj BLENNOW, and Vladimir N. PODUST	PENDING

2	SAPOSIN D AND FAM3C ARE BIOMARKERS FOR ALZHEIMER’S DISEASE				2005	Davies et al.	PENDING	Goteborg University and Ciphergen Biosystems

	016866-018000 US	US	ORIGINAL FILING	60/673,277	Apr 19, 2005	Huw Alun DAVIES, Kaj BLENNOW, James McGUIRE, Vladimir PODUST, and Anja Hviid SIMONSEN	PENDING; regular and PCT applications due 4/18/06